SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2026

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01.	Changes in the Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) was previously the principal accountants for ResMed Inc. (the “Company” or “Resmed”). On August 13, 2026, KPMG was dismissed, effective as of that date.

The reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended June 30, 2026 and 2025 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2026 and 2025, and the subsequent interim period through August 13, 2026, there were no: (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to such subject matter of the disagreements in their reports; or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K and has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of such letter provided by KPMG, dated August 17, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company performed a competitive review process to evaluate and consider the selection of a new firm as the Company’s independent registered public accounting firm commencing for the fiscal year ending June 30, 2027. On August 13, 2026, after completion of the comprehensive review process, the Audit Committee approved the dismissal of KPMG and appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, subject to completion of PwC’s standard client acceptance procedures, for the fiscal year ending June 30, 2027.

During the fiscal years ended June 30, 2026 and 2025, and the subsequent interim period through August 13, 2026, neither the Company nor anyone on its behalf has consulted with PwC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, Ronald Taylor, a director of Resmed, informed the Board that he will not stand for election at Resmed’s 2026 annual meeting of stockholders (the “Annual Meeting”) and intends to retire from the Board, effective at the Annual Meeting, which is expected to be held on November 18, 2026. Mr. Taylor’s intention to retire is not due to any disagreement with Resmed on any matter relating to Resmed’s operations, policies or practices.

In connection with Mr. Taylor’s retirement, the Board approved the appointment of Carol Burt as lead director, effective November 15, 2026.

Item 7.01.	Regulation FD Disclosure.

On August 17, 2026, the Company issued a press release announcing the retirement of Mr. Taylor effective at the Annual Meeting and the appointment of Ms. Burt as lead director effective November 15, 2026.

A copy of Resmed’s press release relating to these announcements is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibits:	Description of Document

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated August 17, 2026.

99.1	Press Release, dated August 17, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL, document)

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: August 17, 2026	ResMed Inc.
(registrant)

	By:	/s/ Michael J. Rider
	Name:	Michael J. Rider
	Its:	Global General Counsel and Secretary